Calculation of Filing Fee Tables
S-8
TERADATA CORP /DE/
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	1,000,000	$ 22.65	$ 22,650,000.00	0.0001531	$ 3,467.72
Total Offering Amounts:						$ 22,650,000.00		$ 3,467.72
Total Fee Offsets:								$ 2,458.58
Net Fee Due:								$ 1,009.14
Offering Note
[1]	(1) Amount to be registered consists of 1,000,000 shares of Common Stock, par value $0.01 per share, of Teradata Corporation which may be issued or sold pursuant to the Teradata 2025 New Employee Stock Inducement Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this registration statement also covers an indeterminate number of shares of Common Stock that may be offered or issued to as a result of any adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction. (2) Proposed maximum offering price per unit and maximum aggregate offering price are estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices of a share as reported on the New York Stock Exchange on May 9, 2025.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	Teradata Corporation	S-8	333-238886	06/02/2020		$ 2,458.58	Equity	Common Stock	903,255	$ 2,458.58
Fee Offset Sources	2	Teradata Corporation	S-8	333-238886		06/02/2020						$ 2,458.58
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Company previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on June 2, 2020 (File No. 333-238886) (the Prior Registration Statement), which automatically became effective on filing, that registered an aggregate of 2,235,000 shares of Common Stock, par value $0.01 per share (Common Stock), to be offered by the Company from time to time under the Teradata New Employee Stock Inducement Plan, the Teradata Incentive Stock Purchase Plan and certain Restricted Share Unit Agreement Inducement Grants (collectively, the 2020 Plans and Grants). The offering of Common Stock pursuant to the 2020 Plans and Grants has since been terminated and 903,255 shares of Common Stock registered on the Prior Registration Statement remain unsold (the Unsold Securities). The Registrant hereby confirms that the offering of the Unsold Securities has been terminated.

Offset Note
[2]	The Company expects to offset a portion of the registration fee due hereunder by the amount of fees that was previously paid with respect to the Unsold Securities covered by the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the Unsold Securities covered by the Prior Registration Statement was $2,458.58. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the registration fee due under this Registration Statement by $2,458.58 from the fees previously paid in connection with the Unsold Securities covered by the Prior Registration Statement, with $1,009.14 additional registration fee being paid in connection with the filing of this Registration Statement.